SECURITIES AND EXCHANGE COMMISSION
                          Washington D.C. 20549

                                Form 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR (g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

                      CLAREMONT TECHNOLOGIES CORP.
                      ----------------------------
          (Exact name of registrant as specified in its charter)


Nevada                                    98-0338263
------                                    ----------
(State of incorporation                   (I.R.S. Employer
or organization)                          Identification No.)

John Morita                               SEC File No.  333-54414
145 W. 44th Avenue, Vancouver
British Columbia, Canada                  V5Y 2V3
----------------------------              ---------
(Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class        Name of each exchange of which
        to be so registered        each class is to be registered

          Not Applicable                     Not Applicable
          --------------                     --------------

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective
pursuant to General Instruction A.(c), check the following box.    [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(d), check the following box.    [X]

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-54414 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                  Common Stock, par value of $0.001
                  ---------------------------------
                          (Title of class)



Item 1.   Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-54414) is incorporated by reference into this registration statement.

Item 2.   Exhibits

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
2.1	       Purchase Agreement dated August 20, 2000
               Between the Company and Southern Palm Development
               Corp*
3.1	       Articles of Incorporation*
3.2A           Amended by-Laws*
5.4	       Opinion of Parsons Law Firm*
10.1 (I)       Acquisition Agreement dated August 20, 2000*
               between the Company and Southern Palm Development Corp.*
10.1(II)       Executive Consulting Agreement between the Company and
               John Morita dated October 1, 2000*
23.1	       Consent of Morgan & Company, Chartered Accountants*
23.5	       Consent of Parsons Law Firm*

-----------------
*Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form SB-2, as amended.


                              SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE:   April 10, 2003

                              CLAREMONT TECHNOLOGIES CORP.

                                     /s/ John Morita
                              By: _______________________
                                   John Morita, President